UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 Las Colinas Boulevard, Irving, Texas 75039-2298

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Exxon Mobil Corporation 1Q20 Earnings Considerations is furnished as Exhibit 99.1 to this Report.

On April 7, 2020, the Corporation issued a press release discussing its response to low commodity prices resulting from oversupply and demand weakness from the COVID-19 pandemic and certain related matters. The full text of the press release is furnished as Exhibit 99.2 to this Report.

Item 8.01	Other Events.

On April 7, 2020, the Corporation announced it is reducing its 2020 capital spending by 30 percent and lowering cash operating expenses by 15 percent in response to low commodity prices resulting from oversupply and demand weakness from the COVID-19 pandemic. Capital investments for 2020 are now expected to be about $23 billion, down from the previously announced $33 billion.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Exxon Mobil Corporation 1Q20 Earnings Considerations.

99.2	Exxon Mobil Corporation News Release, dated April 7, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: April 7, 2020	By:	/s/ DAVID S. ROSENTHAL
David S. Rosenthal
Vice President and Controller
(Principal Accounting Officer)